QUANTUM INDUSTRIAL PARTNERS LDC
                            LIMITED POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENT, that the undersigned QUANTUM INDUSTRIAL PARTNERS LDC (the "Company"), an exempted limited duration company organized and existing under the laws of the Cayman Islands, does, pursuant to duly adopted resolutions of its managing director dated as of the date hereof, hereby designate, constitute and appoint:

     JODYE ANZALOTTA of 888 Seventh Avenue, New York, New York 10106;

     ARMANDO BELLY of 888 Seventh Avenue, New York, New York 10106;

     MARYANN CANFIELD of 888 Seventh Avenue, New York, New York 10106;

     GAVIN MURPHY of 888 Seventh Avenue, New York, New York 10106;

     JAY SCHOENFARBER of 888 Seventh Avenue, New York, New York 10106;

     ROBERT SOROS of 888 Seventh Avenue, New York, New York 10106;

     ABBAS F. ZUAITER of 888 Seventh Avenue, New York, New York 10106;

or any one of them,  acting singly and not jointly,  with power of substitution,
as   its   true   and   lawful   agents   and   attorneys-in-fact    (each,   an
"Attorney-in-Fact"):

(1) to open accounts of any kind or nature whatsoever at any institution of any kind or nature whatsoever in any jurisdiction or location (a "Financial Institution") and to sign related account opening documents for the Company;

(2) to give instructions for the settlement of transactions relating to the acquisition, disposition and holding for the Company's account of:

     (a)  any securities, debt obligations, commodities and currencies;

     (b) any puts, calls or other options, any contracts for forward or future delivery, and any other contracts of any kind relating to any of the foregoing;

     (c) any derivative instruments of any kind pertaining to, or providing investment exposure with respect to, any of the foregoing, whether relating to a specific security, debt instrument, commodity or currency, or relating to a basket or index comprised, or based in changes in the level of prices, rates or values, of any group or combination thereof;


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     (d)  any other  instruments  or contracts of a kind dealt in by security or commodity brokers or dealers, or other Financial Institutions;

     (e)  any combination of any of the foregoing;

in each case whether now existing or hereafter developed, and whether the transaction is effected on any securities or commodity exchange, board of trade or contract market or through any inter-dealer or other over-the-counter market in any jurisdiction or location (including, without limiting the generality of the foregoing, capital stock; shares or other units of mutual funds and investment companies; preorganization certificates and subscriptions; warrants; partnership interests or units; bonds, notes and debentures, whether subordinated, convertible or otherwise, and whether issued by a governmental or private issuer; commercial paper; certificates of deposit; bankers acceptances; trade acceptances; trust receipts; depository receipts; assignments of or participations in bank loans; trade credit claims; equity swaps, commodity swaps and interest rate swaps; equity index contracts; interest rate index contracts; repurchase agreements and reverse repurchase agreements; master agreements; and guaranties);

(3)      to give instructions or make arrangements for:

          (a)  trading on margin;

          (b)  effecting short sales;

          (c)  entering into repurchase agreements;

          (d) otherwise obtaining credit or borrowing funds or any securities or other instruments or assets; and

          (e)  providing collateral security in relation to any of the foregoing in connection with the acquisition, financing or re-financing, carrying or disposition of any of the items referred to in paragraph (2) above, and to cover, discharge or otherwise terminate any of the foregoing arrangements;

(4) to give instructions for payments and deliveries in connection with any of the foregoing transactions;

(5) to exercise all rights, powers and privileges appurtenant to the ownership, and any related financing, of any item held for the Company's account (including the right to vote or consent, and the right to lend any such item to any other person);

(6) to execute and deliver, in the name of and on behalf of the Company, any investment management agreements and discretionary trading authorizations with investment advisers other than Soros Fund Management LLC and any and all such other agreements,


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     deeds,   instruments,   receipts,   certificates  and  other  documents  in
     connection therewith; and

(8) to execute all such documents and to take all such other actions as any of them may consider necessary or advisable in connection with any of the foregoing.

     Each Attorney-in-Fact is hereby authorized and empowered to perform all other acts and deeds, which he or she in his or her sole discretion deems necessary or appropriate to carry out to the fullest extent the terms and the intent of the foregoing. All past acts of each Attorney-in-Fact in furtherance of the foregoing are hereby ratified and confirmed.

     Execution of this Limited Power of Attorney shall constitute a revocation of any and all previously executed limited powers of attorney of the Company appointing attorneys-in-fact to open accounts of any kind and nature whatsoever, sign opening documents and take all the actions set forth in this Limited Power of Attorney. This Power of Attorney shall expire on October 1, 2005.

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed effective as of this 23rd day of May 2005.

                                          QUANTUM INDUSTRIAL PARTNERS LDC

                                          By:  Curacao Corporation Company N.V.
                                               Managing Director

                                               By:  /s/ Sharine M. J. Salsbach
                                                    ----------------------------
                                                    Sharine M. J. Salsbach

                                                By:  /s/ Gwendel C.G. Sint Jago
                                                    ----------------------------
                                                    Gwendel C.G. Sint Jago